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                                                   EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




    Rentech, Inc.
    1331 17th Street, Suite 720
    Denver, CO 80202

    We consent to the incorporation by reference in Registration State-ment No. 333-11567 of Rentech, Inc. on Form S-3 of our report dated September 5, 1996 relating to the consolidated Financial Statements appearing in the Annual Report on Form 10-KSB of Rentech, Inc. for the years ended December 31, 1995 and 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

    (Signature)

    BDO Seidman, LLP


    September 27, 1996
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    Denver, Colorado